UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, August J. Troendle, M.D., notified the Board of Directors (the “Board”) of Coherus BioSciences, Inc. (the “Company”) of his decision to resign from the Board, effective March 1, 2018 after the meeting of the Board that occurred on such date. Dr. Troendle’s resignation is not due to any disagreement with the Company, the Board or the management of the Company.

In order to achieve a more equal balance of membership among the Company’s three classes of directors following Dr. Troendle’s resignation in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board determined that one of its members should be reclassified from Class II (with a term expiring at the Company’s 2019 annual meeting of stockholders) to Class I (with a term expiring at the Company’s 2018 annual meeting of stockholders). Accordingly, on March 1, 2018, V. Bryan Lawlis, Ph.D., agreed to resign from his position as a Class II director subject to his immediate reappointment as a Class I director. The Board accepted Dr. Lawlis’ resignation and immediately reappointed him as a Class I director. The resignation and reappointment of Dr. Lawlis’ was effected solely to rebalance the Board classes in order to comply with the Certificate of Incorporation, and for all other purposes, Dr. Lawlis’ service on the Board is deemed to have continued uninterrupted.

Following Dr. Lawlis’ reappointment as a Class I director, the Board decreased the number of authorized directors from eight to seven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer